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                      1995 INCENTIVE STOCK OPTION PLAN OF
                              BIKERS DREAM, INC.,
                            a California Corporation

         1. PURPOSE OF PLAN. The purpose of this incentive stock option plan (the "Plan") is to strengthen Bikers Dream, Inc. (hereinafter "Corporation") by providing incentive stock options as a means to attract, retain, and motivate corporate personnel.

         2. ADMINISTRATION. The Plan shall be administered by disinterested members of the board of directors of Corporation, (the "Board Committee") whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board Committee may, in its sole discretion, grant options to purchase shares of the common stock of Corporation to eligible employees (as designated herein) and issue shares upon exercise of such options as provided in the Plan. The Board Committee may, subject to the express provisions of the Plan, construe any option agreement and the terms of the Plan; prescribe, amend, and rescind rules and regulations relating to the Plan; determine the terms and provisions of any option agreement entered into between the Corporation and its employees; advance the lapse of any waiting or installment periods and exercise dates; and make all other determinations that, in the judgment of the Board Committee, is necessary or desirable for the administration of the Plan. The Board Committee, in its sole discretion, may correct any defect, supply any omission, or reconcile any inconsistency either in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect.

         3 .     NO DIRECTOR LIABILITY.  No director shall be liable for any action or determination made in good faith.

         4. DELEGATION TO COMPENSATION COMMITTEE. The Board shall delegate the administration of this Plan to a compensation committee (the "Board Committee") composed of members selected by, and serving at the pleasure of, the Board. The Board Committee shall make all determinations necessary for the administration of the Plan, subject to the restrictions on committee powers set forth in California Corporations Code Section 311.

         5. GRANT OF OPTIONS. Corporation is hereby authorized to grant incentive stock options (as defined in Internal Revenue Code Section 422A) to its officers, key employees, and such other categories of employees either designated from time to time or as set forth in the employee manual (collectively referred to herein as "Exempt Employees"). Options may not be granted to employees who own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, except pursuant to the restrictions set forth in Sections 12 and 13 hereinbelow. Any option granted under this Plan shall be granted within ten
(10) years from the earlier of the date that this Plan is adopted or ten (10) years from the date that this Plan is approved by the shareholders pursuant to
Section 25.

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                               BIKERS DREAM, INC.
                                   FORM SB-2
                                 EXHIBIT 10.22

         6. STOCK SUBJECT TO PLAN. The aggregate number of shares that may be issued pursuant to options granted under this Plan shall be one million (1,000,000) shares of the voting common stock of the Corporation. Such shares shall be authorized and unissued shares. Any options granted to a person who is an officer or who holds more than 10% of the outstanding shares shall be subject to a holding period of six months after date of grant or six months after shareholder approval, whichever occurs last. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights' or other restrictions as shall be determined by the Board Committee.

         7. AGGREGATE FAIR MARKET VALUE LIMITATION. The aggregate fair market value of the stock, as determined in Section 13 hereinbelow, with respect to which incentive stock options are exercisable for the first time by an Exempt Employee during any calendar year (under all incentive stock option plans of the Corporation) shall not exceed $100,000.

         8. GRANT OF OPTIONS. Corporation may grant to an Exempt Employee an option to purchase that number of shares designated by the Board Committee pursuant to this Plan beginning six (6) months following the first day of employment of the Exempt Employee.

         9. VESTING OF OPTIONS. The options granted an Exempt Employee shall vest pursuant to the following schedule:

                                                               Percentage of
                        Year                                   Options Vested
                        ----                                   --------------
                        1 year from the date of grant                   25%
                        2 years from the date of grant                  50%
                        3 years from the date of grant                  75%
                        4 years from the date of grant                 100%


Except in instances where the Board of Directors, upon recommendations of the Board Committee, shall make exceptions as an element of key employees contract negotiations.

No options shall vest following the termination of employment or death of an Exempt Employee. Further, no option shall vest except upon the anniversary of the grant of the option as hereinabove provided irrespective of the termination of employment or death of an Exempt Employee.

         10. EXERCISE OF OPTION. An Exempt Employee may exercise all, or any portion, of his vested options from the time that the options vest (and at the end of each vesting anniversary thereafter) until nine (9) years following the grant of the options (at the end of said nine (9) year period the option shall expire) by delivering written notice thereof to Corporation no more than





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fifteen (15) days prior to the exercise date; provided, however, that an Exempt
Employee may exercise 100% of his options for the one (1) year period prior to the expiration of the options.

         11. EXERCISE OF OPTIONS FOLLOWING ACQUISITION. Should substantially all of the assets of the Corporation be acquired by a third party(ies) not related to the Corporation (i.e., a person(s) or entity(ies) that would be determined not to be a constructive shareholder of Corporation pursuant to the rules of Internal Revenue Code Section 318), an Exempt Employee may immediately exercise his option (including any unvested shares) from the date of said acquisition until thirty (30) days thereafter, at the end of which time all options not exercised shall expire.

         12. LIMITATION ON TIME FOR EXERCISING OF OPTION. No option granted under this Plan shall be exercisable by its terms after the expiration of nine (9) years from the grant of the option, and no option granted to a person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Corporation shall be exercisable by its terms after the expiration of five (5) years from the date of the grant. The option may be subject to earlier termination as provided herein.

         13. OPTION PRICE. The price for each share of stock, subject to an option granted pursuant to this Plan, shall not be less than the fair market value for the stock as of the date of the grant of the option. For purposes of this Agreement, the fair market value of the stock shall be determined by the Board in its reasonable discretion, but said fair market value determination shall be equal to no more than 1.25, and no less than 0.75, multiplied by the quotient resulting from:

                 (i) The market price of the stock as quoted on the Bulletin Board or NASDAQ, at the close of the business day of the grant, or if that is not practicable;

                 (ii) The annual net revenue (i.e., gross revenue less returns) of Corporation as indicated on its most recent financial statement; divided by

                 (iii) The sum of the number of issued and outstanding shares and the number of issued, but unexercised, options to purchase shares.

         14. PAYMENT OF PURCHASE PRICE. Options granted under the Plan shall provide for the payment of the exercise price by delivery of cash or a check to the order of the Corporation in the amount equal to the exercise price of such options.

         15. OPTIONS NON-TRANSFERABLE. The terms of any option granted under this Plan shall make the option non-transferable by the Exempt Employee (or any other holder of the option) except by will or the laws of descent and distribution.

         16. TERMINATION OF EMPLOYMENT. Except for termination of employment due to





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disability or death, a stock option shall expire thirty (30) days after termination of employment of an Exempt Employee subject to earlier termination pursuant to Section 12 of this Plan.

         17. DISABILITY OF EXEMPT EMPLOYEE. A stock option shall expire four (4) months after termination of employment due to permanent and total disability of an Exempt Employee, as defined in Internal Revenue Code Section 22(e)(3), subject to earlier termination pursuant to Section 12 of this Plan.

         18. DEATH OF EXEMPT EMPLOYEE. If an Exempt Employee should die while employed by the Corporation, or its successor-in-interest, or within the thirty (30) day period after termination of his employment, the person to whom the rights of the Exempt Employee pass by will or the laws of descent and distribution may exercise the option for any of the vested shares not previously exercised during the lifetime of the Exempt Employee within four (4) months after the death of an Exempt Employee, subject to earlier termination pursuant to Section 12 of this Plan.

         19. STOCK SUBJECT TO OPTION. The Corporation shall at all times during the term of this Plan reserve the number of shares of common voting stock required to meet the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Corporation in connection with the exercise of options under this Plan.

         20. PROPORTIONATE ADJUSTMENT. In the event of a stock split, reverse stock split, stock dividend, combination, or reclassification of the stock of Corporation, an appropriate and proportionate adjustment shall be made in the number of shares to which stock options may be granted. A corresponding change shall be made to the number and kind of shares, and the exercise price per share, of unexercised options. Such adjustment to outstanding options shall be made without change in the total price applicable to the unexercised portion of such options, and a corresponding adjustment in the applicable option price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code, constitute a modification, extension, or renewal of any option right or a grant of additional benefits to the holder of an option.

         21. EMPLOYEE TO EXECUTE OPTION AGREEMENT. As a condition to the grant of an option under the Plan, each Exempt Employee shall execute an option agreement in such form not inconsistent with the Plan as shall be specified by the Board at the time such option is granted.

         22. REORGANIZATION. Following the merger of one or more corporations into the Corporation, or any consolidation of the Corporation and one or more corporations in which the Corporation is the surviving corporation, the exercise of options under this Plan shall apply to the shares of the surviving corporation.

         23. DISSOLUTION OF CORPORATION. Notwithstanding any other provision of this Plan, but subject to the provisions of Section 11 of this Agreement, all options under this Plan shall terminate upon the dissolution or liquidation of the Corporation, or on any





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merger or consolidation in which the Corporation is not the surviving corporation.

         24. OTHER OPTION TERMS. Any option granted pursuant to this Plan shall contain any other terms that either the Board, legal counsel for Corporation, or the Committee deems necessary including, but not limited to, requiring all Exempt Employees to enter into a stock buy-sell agreement upon the exercise of the option.

         25. EFFECTIVE DATE OF PLAN. This Plan shall be effective upon approval either by the outstanding shares or by unanimous written consent of the shareholders of the Corporation.

         26. AMENDMENT AND TERMINATION OF PLAN. The Board may amend or terminate this Plan and no option may be granted after termination. The amendment or termination of the Plan shall not, however, alter any of the rights or obligations of an Exempt Employee under an option previously granted.

         27. INVESTMENT REPRESENTATIONS. Corporation may require an Exempt Employee, as a condition of the exercising of such option, to give written assurances in substance and form satisfactory to the Corporation to the effect that such person is acquiring the common stock subject to the option for his account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         28. COMPLIANCE WITH SECURITIES LAWS. Each option granted pursuant to this Plan shall be subject to the requirement that, if at any time, counsel to the Corporation shall determine that the listing, registration, or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, or qualification.

         29. NO RIGHTS AS A SHAREHOLDER. The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option until the date of exercise of the option and full payment for the shares purchased.

         30. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan, or in any option granted under the Plan, shall confer upon any Exempt Employee any right with respect to the continuation of employment by the Corporation or interfere with the right of the Corporation, subject to the terms of any separate employment agreement to the contrary, to terminate such employment or to increase or decrease the compensation of the Exempt Employee from the rate in existence at the time of the grant of an option.





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         31.     OTHER EMPLOYEE BENEFITS.  The amount of any compensation
deemed to be received from Corporation by an Exempt Employee as a result of the exercise of an option or the sale of shares received upon such exercise shall not constitute "earnings" with respect to which any other Exempt Employee benefits of such employee are determined including, without limitation, benefits under any pension, profit-sharing, life insurance, or salary continuation plan.

         32. AMENDMENT OF THE PLAN. The Board may, at any time, modify or amend the Plan in any respect, except that without the approval of the shareholders of the Corporation holding more than fifty percent (50%) of the common voting stock of Corporation, the Board may not:

         (a) Materially increase the benefits accruing to individuals who participate in the Plan;

         (b) Materially increase the maximum number of shares which may be issued under the Plan; or

         (c) Materially modify the requirements as to eligibility for participation in the Plan.

The termination, modification, or amendment of the Plan shall not, without the consent of an Exempt Employee, affect his rights under an option previously granted to him. With the consent of the Exempt Employee affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board may amend or modify the terms and provisions of the Plan, and of any outstanding incentive stock options granted under the Plan, to the extent necessary to qualify any such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Internal Revenue Code Section 422A.

         33. WITHHOLDING. The obligation of Corporation to deliver shares upon the exercise of any option granted under the Plan shall be subject to the payment, if any, by the Exempt Employee to the Corporation, or otherwise providing for the payment of, all money necessary to comply with all applicable federal, state, and local income and employment tax withholding requirements. The Corporation may make reasonable requirements for security or other assurance that all such tax withholding payments will be made in the event of a premature disposition of the stock.


                                    Adopted by the Board of Directors
                                    on April 4, 1995.


                                    Adopted by the Shareholders on
                                    ______________________ 1992.





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